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                                                                     EXHIBIT 5.1




                   [PRAGER, METZGER & KROEMER PLLC LETTERHEAD]



                                  July 31, 1998



Tarragon Realty Investors, Inc.
3100 Monticello, Suite 200
Dallas, Texas 75205

         Re: Tarragon Realty Investors, Inc. original issuance of up to 7,586,000 shares of Common Stock, par value $0.01 per share

Gentlemen:

         We have acted as counsel for Tarragon Realty Investors, Inc., a Nevada corporation (the "Company"), in connection with the preparation by the Company of a Registration Statement on Form S-4 ("Registration No. _______________") and the pre-effective amendments thereto (collectively the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Registration Statement relates to up to 7,586,000 shares of Common Stock, par value $0.01 per share (the "Common Stock") to be offered and issued in connection with (a) as to 7,486,000 shares of Common Stock, the proposed merger (the "Merger") of National Income Realty Corporation (the "California Corporation") which is to be the successor-in-interest to National Income Realty Trust, a California real estate investment trust ("NIRT"), with and into the Company and, (b) as to 100,000 shares of Common Stock, the issuance in exchange for all of the issued and outstanding shares of common stock of its contractual advisor, Tarragon Realty Advisors, Inc. ("Tarragon" or the "Advisor"), pursuant to Stock Purchase Agreement dated June 5, 1998 among the Company, the Advisor and two individual stockholders of the Advisor. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to them in the Registration Statement.

         As counsel rendering the opinions hereinafter expressed, we have been furnished with and examined the originals or copies, certified or otherwise identified to our satisfaction, of the following documents and have made no independent verification of the factual matters set forth in such documents:



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Tarragon Realty Investors, Inc.
July 31, 1998

Page 2

         A.       Articles of Incorporation of the Company.

         B.       Bylaws of the Company.

         C.       Articles of Incorporation of the California Corporation.

         D.       Bylaws of the California Corporation.

         E. Agreement and Plan of Merger dated June 5, 1998 between the Company and NIRT (the "Merger Agreement").

         F. Stock Purchase Agreement dated June 5, 1998 among the Company, the Advisor and two individual stockholders of the Advisor (the "Stock Purchase Agreement").

         G. Such other documents as we have deemed necessary for the expression of the opinions contained herein.

         In making the foregoing examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies. As to various questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of directors, officers or employees or other authorized representatives of the Company, NIRT, the Advisor, public officials and others. In addition, we have assumed that the Merger Agreement and the Stock Purchase Agreement will each become effective substantially in the form included in the Registration Statement and that the Merger and the acquisition of the Advisor by the Company will be consummated as described in the Registration Statement pursuant to and in accordance with the Merger Agreement and Stock Purchase Agreement, respectively.

         Based upon the foregoing and have due regard for such legal considerations as we have deemed relevant, we are of the opinion that (a) the up to 7,486,000 shares of Common Stock have been duly and validly authorized and reserved for issuance and, when issued pursuant to the terms of the Merger Agreement as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof, and (b) the 100,000 shares of Common Stock have been duly and validly authorized and reserved for issuance and, when issued pursuant to the terms of the of the Stock Purchase Agreement as contemplated in the Registration Statement, will be validly issued and outstanding, fully paid and nonassessable with no personal liability attaching to the ownership thereof.




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Tarragon Realty Investors, Inc.
July 31, 1998

Page 3

         The members of this firm are admitted to practice only in the State of Texas and are not licensed to practice law in the States of California or Nevada. Our opinions expressed herein may address certain matters of California law and Nevada law. With respect to the opinions involving or based upon the interpretation of the laws of the State of California, we have relied upon the latest unofficial compilation of The Corporation Code of California (which we believe to be current and effective with respect to the relevant provisions of California law) and case law of the State of California available to us.

         With respect to any opinions involving or based upon an interpretation of the laws of the State of Nevada, we have relied solely upon, and our opinion is subject to, the limitations and assumptions set forth in the opinion of Kummer Kaempfer Bonner & Renshaw dated July 31, 1998, and addressed to the Company and our firm and upon which we are authorized to rely (and which will be filed as Exhibit 5.2 to the Registration Statement.) We have made no independent examination of the laws of the State of Nevada.

         This opinion has been furnished to the Company at its request, is rendered solely for its use and may not be relied upon by any other person or for any other purpose without our prior written consent and is rendered as of the date hereof. We do not undertake, and hereby disclaim, any obligation to advise anyone of any changes in or new developments which might affect any matters or opinions set forth herein. No member of this firm is an officer or trustee of NIRT or an officer or director of the California Corporation, the Advisor or the Company.

         We hereby consent to the filing of this opinion and our opinion as tax counsel as an exhibit to the Registration Statement and the references to this firm under the captions "CERTAIN FEDERAL INCOME TAX CONSEQUENCES" and "LEGAL MATTERS" in the prospectus forming a part of such Registration Statement. By giving such consent we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term "expert" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                              Very truly yours,

                                              Prager, Metzger & Kroemer PLLC



                                              By:
                                                 -------------------------------
                                                 Steven C. Metzger, Manager